UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2017

Aura Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-17249	95-4106894
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

10541 Ashdale Avenue, Stanton, CA	90680
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 643-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 – Entry into a Material Definitive Agreement.

On January 24, 2017, the Registrant entered into a Debt Refinancing Agreement (the “Refinancing Agreement”) with Warren Breslow (“Breslow”) and the Survivor’s Trust Under the Warren L. Breslow Trust (the “Breslow Trust”) (Breslow and the Breslow Trust are hereinafter sometimes referred to herein as the “Breslow Parties”), and a related Unsecured Convertible Promissory Note (the “Note”) with the Breslow Trust. Breslow is a director of the Registrant and beneficially owns approximately 6% of Registrant’s Common Stock. In addition, Breslow is a trustee of the Breslow Trust.

Pursuant to the Refinancing Agreement, the parties thereto agreed that, as of the date thereof, the Registrant owed the Breslow Trust an aggregate of $23,872,614.47 (the “Aggregate Debt”), of which $8,890,573.95 represented accrued interest (including penalties of any nature, the “Accrued Interest”). The Aggregate Debt included indebtedness by the Registrant to Breslow, Active Mortgage Corp., and Overland Financial Co., which indebtedness the Breslow Parties represent was transferred previously to the Breslow Trust.

Pursuant to the Refinancing Agreement, the Breslow Parties have canceled and forgiven all Accrued Interest through the date of the Refinancing Agreement (the “Waived Interest”), and have warranted that, to their knowledge, other than the Aggregate Debt, no other debts, liabilities or obligations of any nature existed as of the date thereof with respect to the payment of any amount owed (or alleged to be owed) to either Breslow Party by the Registrant pursuant to any document or instrument evidencing, securing or otherwise pertaining to any indebtedness to any of the Breslow Parties. In addition, the Breslow Parties have waived all existing events of default relating to the Aggregate Debt, and have agreed that all instruments or other agreements evidencing or pertaining to the Aggregate Debt shall be deemed cancelled and shall be superseded and replaced in their entirety by the Note. However, the Refinancing Agreement stipulates that, if Stockholder Approval (as hereinafter defined) is not obtained within twelve months after the date of the Refinancing Agreement, the Refinancing Agreement and the Note shall be deemed rescinded by the parties and shall be of no further force or effect, provided that the Breslow Parties vote all of the voting securities of the Registrant beneficially owned by them in favor of the Resolutions (as hereinafter defined).

The Refinancing Agreement defines “Stockholder Approval” as the affirmative approval by Registrant’s stockholders of resolutions (the “Resolutions”) approving (i) an amendment to the Certificate of Incorporation to effect a 1-for-7 reverse stock split of the Registrant’s Common Stock (“Reverse Stock Split”) and (ii) if required by applicable law, the issuances granted to the Breslow Trust pursuant to the Refinancing Agreement.

Pursuant to the Refinancing Agreement, the Breslow Parties have jointly and severally agreed to indemnify and hold the Registrant and its past and present stockholders, officers, directors, employees, attorneys, agents, successors, and other representatives (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, any breach of any representation, warranty or covenant of the Breslow Parties set forth in the Refinancing Agreement. Any indemnification payment by the Breslow Parties may be in the form of a cash payment by the Breslow Parties or, provided that the ownership by the Breslow Trust of the Aggregate Debt or the Note has not been invalidated or is then in dispute and the right and power of the Breslow Trust to enter into the Refinancing Agreement has not been invalidated or is then in dispute, an assignment of or the surrender and cancellation of the Note and any shares of Registrant’s Common Stock issued upon conversion thereof and then held by the Breslow Parties, or any combination of the foregoing, as determined in the Breslow Parties’ discretion.

Concurrently with the execution of the Refinancing Agreement, the Registrant has delivered to the Breslow Trust the Note in the amount of $14,982,040.52, which is equal to the Aggregate Debt reduced by the Waived Interest (the “Restructured Principal”). The Note bears interest on the unpaid Restructured Principal at a rate equal to zero percent per annum for the first six months, and 5% per annum thereafter. However, in the event of an event of default on the Note, the interest rate shall become 18% per annum. The entire unpaid balance of the Note is due on the 60th month anniversary of the date of issuance, and may be prepaid or redeemed in whole or in part without premium or penalty.

Immediately upon the Reverse Stock Split becoming effective, $11,982,041 of the Restructured Principal shall automatically be converted into 7,403,705 shares of the Registrant’s Common Stock. In addition, at any time after the effective date of the Reverse Stock Split, and so long as any portion of the Note remains unpaid and outstanding, the holder of the Note shall be entitled to convert any portion of the Note then outstanding (together with accrued and unpaid interest) into shares of Common Stock, based on a “Voluntary Conversion Price” of $0.20 per share, subject to adjustment from time to time pursuant to the provisions of the Note. The Voluntary Conversion Price will be adjusted to reflect any stock split, reverse stock split or similar subdivision or combination, other than the Reverse Stock Split.

The following constitute events of default with respect to the Note: failure to pay, within 5 business days of the due date, any principal amount of the Note; the Registrant breaches or fails to pay interest or any other amount under the Note within 5 business days after the due date thereof; the Registrant breaches or fails to perform, comply with or observe, or be in default under, any other covenant or obligation required to by formed by it under the Note, unless cured (if subject to cure) within 10 business days after the receipt of written notice that such breach or failure has occurred; an involuntary case is commenced against the Registrant seeking the liquidation or reorganization under the bankruptcy laws or similar proceeding, or an involuntary case or proceeding seeking the appointment of a receiver, custodian or similar official for it, or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business, and any of the following occur: (i) the Registrant consents to such involuntary case or proceeding is not timely controverted, (ii) the petition commencing the involuntary case or proceeding is not timely controverted, or (iii) the petition commencing the involuntary case or proceeding remains undismissed or unstayed for 60 days, or (iv) an order for relief shall have been issued or entered therein or a receiver, custodian, trustee or similar official appointed; or the Registrant institutes a voluntary case seeking liquidation or reorganization under the bankruptcy laws or any similar proceeding, or shall consent thereto, or shall take similar actions. With certain exceptions, if an event of default occurs and is continuing, the holder of the Note may, without notice, declare all outstanding principal and accrued and unpaid interest to be immediately due and payable.

Copies of the Refinancing Agreement and the Note are attached hereto as Exhibits 10.1 and 10.2, and are incorporated herein by this reference.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 – Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 with respect to the Note is hereby incorporated herein by this reference. The issuance of the Note has not been registered under the Securities Act of 1933, as amended, by virtue of the exemption from registration provided by Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder.

SECTION 8 – OTHER EVENTS

Item 8.01 – Other Events.

The Registrant currently is delinquent in filing its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and consequently neither the narrative nor the financial information contained in the most recent such reports should be relied upon as presenting a materially accurate description of the current business or financial condition of the Registrant. The Registrant will seek to become current in its filings with the Securities and Exchange Commission as soon as reasonably practicable.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

10.1	Debt Refinancing Agreement dated January 24, 2017 by and between Aura Systems, Inc., on the one hand, and Warren Breslow and the Survivor’s Trust Under the Warren L. Breslow Trust, on the other hand

10.2	Unsecured Convertible Promissory Note dated January 24, 2017 by and between the Survivor’s Trust Under the Warren L. Breslow Trust and Aura Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURA SYSTEMS, INC.
(Registrant)
Date: January 25, 2017

	By:	/s/ Melvin Gagerman
Melvin Gagerman
Chief Executive Officer
Chief Financial Officer